                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):       April 6, 2000

                           SILVERSTREAM SOFTWARE, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                                         000-26981       04-3318325
----------------------------------------------  ------------ -------------------
(State or Other Jurisdiction of Incorporation)  (Commission    (IRS Employer
                                                File Number) Identification No.)

2 Federal Street, Billerica, Massachusetts        01821
------------------------------------------      ----------
(Address of Principal Executive Offices)        (Zip Code)


                                 (978) 262-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

One Burlington Woods Drive, Suite 200, Burlington, Massachusetts       01803
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K filed on April 19, 2000, which excluded certain financial statements because they were not available at the time of filing, to read in its entirety as follows:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

                  eObject, Inc. (a company in the development stage)

                      Report of Ernst & Young LLP, Boston Massachusetts, Independent Auditors

                      Balance Sheets at March 31, 2000 (unaudited) and December 31, 1999

                      Statements of Operations for the three months ended March 31, 2000 (unaudited) and for the period from March 31, 1999 (inception) to December 31, 1999

                      Statement of Stockholders' Equity for the three months ended March 31, 2000 (unaudited) and for the period from March 31, 1999 (inception) to December 31, 1999

                      Statements of Cash Flows for the three months ended March 31, 2000 (unaudited) and for the period from March 31, 1999 (inception) to December 31, 1999

                      Notes to Financial Statements

         (b)      Unaudited Pro Forma Financial Information

                      Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2000

                      Unaudited Pro Forma Condensed Consolidated Income Statements for the twelve months ended December 31, 1999 and for the three months ended March 31, 2000

                      Unaudited Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

          (c)     Exhibits

                      Item No.      Description

                      2.1* Agreement and Plan of Merger, dated April 5, 2000, by and among the Registrant, eObject Acquisition Corp., eObject, Inc. and the Major Stockholders and Indemnification

                                    Representatives named therein.

                      23.1          Consent of Ernst & Young LLP

                      99.1* Press release, dated April 6, 2000, announcing the acquisition of eObject, Inc.

              *Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2000.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 20, 2000                  SILVERSTREAM SOFTWARE, INC.


                                      /s/ Craig A. Dynes
                                      ------------------------------------------
                                      Craig A. Dynes
                                      Vice President and Chief Financial Officer

                                             AUDITED
                                             FINANCIAL STATEMENTS

                                             eOBJECT, INC. (A COMPANY IN THE
                                             DEVELOPMENT STAGE)

                                             For the period from March 31, 1999
                                             (inception) to December 31, 1999
                                  eObject, Inc.
                      (A company in the development stage)

                          Audited Financial Statements

       For the period from March 31, 1999 (inception) to December 31, 1999



                                    CONTENTS

Report of Independent Auditors.............................................1

Financial Statements

Balance Sheets..............................................................2
Statements of Operations....................................................3
Statements of Stockholders' Equity .........................................4
Statements of Cash Flows....................................................5
Notes to Financial Statements...............................................6

                         Report of Independent Auditors


To the Stockholders and Board of Directors of eObject, Inc.

We have audited the accompanying balance sheet of eObject, Inc. (a company in the development stage) (the Company) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from March 31, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eObject, Inc. at December 31, 1999, and the results of its operations and its cash flows for the period from March 31, 1999 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                           /s/ Ernst & Young LLP



May 25, 2000
Boston, Massachusetts
                                  eObject, Inc.
                      (A company in the development stage)

                                 Balance Sheets

                                                      DECEMBER 31,    MARCH 31,
                                                          1999          2000
                                                      ------------  ------------
ASSETS                                                               (UNAUDITED)
Current assets:
   Cash                                                $ 122,459    $    57,999
   Accounts receivable - other                            10,000             --
                                                       ---------    -----------
Total current assets                                     132,459         57,999

Property and equipment, net                               24,971         22,647
Other assets                                                 562         10,230
                                                       ---------    -----------

Total assets                                           $ 157,992    $    90,876
                                                       =========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                    $  21,121    $    27,837
   Accrued expenses - payroll                             63,795         63,247
   Deferred revenue                                           --         50,000
                                                       ---------    -----------
Total current liabilities                                 84,916        141,084

Stockholders' equity (Deficit):
   Common stock, $0.01 par value; 20,000,000
     shares authorized, 5,450,000 shares issued
     and outstanding at December 31, 1999 and
     8,750,000 shares issued and outstanding at
     March 31, 2000 (unaudited)                           54,500         87,500
   Additional paid-in capital                            639,250        936,250
   Retained deficit                                     (620,674)    (1,073,958)
                                                       ---------    -----------
Total stockholders' equity (deficit)                      73,076        (50,208)
                                                       ---------    -----------

Total liabilities and stockholders' equity (deficit)   $ 157,992    $    90,876
                                                       =========    ===========

See accompanying notes.

                                  eObject, Inc.
                      (A company in the development stage)

                            Statements of Operations



                                                   PERIOD FROM
                                                  MARCH 31, 1999   THREE MONTHS
                                                  (INCEPTION) TO      ENDED
                                                  DECEMBER 31,       MARCH 31,
                                                      1999             2000
                                                  --------------   ------------
                                                                   (UNAUDITED)
Revenue - other                                     $  10,000        $      --

Operating expenses:
   Research and development
      (Excluding Stock Based Compensation)            479,040          166,305
   General and administrative                         121,634           58,979
   Compensation charge for issuance of common
      stock                                            30,000          228,000
                                                    ---------        ---------
Total operating expenses                              630,674          453,284

Net loss                                            $(620,674)       $(453,284)
                                                    =========        =========

See accompanying notes
                                  eObject, Inc.
                      (A company in the development stage)

                        Statement of Stockholders' Equity

           Period from March 31, 1999 (inception) to December 31, 1999


                                          COMMON STOCK
                                     -----------------------  ADDITIONAL                    TOTAL
                                                               PAID-IN      RETAINED     STOCKHOLDERS'
                                        SHARES       AMOUNT    CAPITAL       DEFICIT        EQUITY
                                     -----------   ---------  ----------   -----------   -------------
Balance at March 31, 1999                     --          --          --            --          --

Issuance of common stock in
     exchange for technology
     rights (March 1999)                  75,000   $     750          --            --   $     750
Issuance of common stock for
     payment of operating expenses
     (March 1999)                         30,000         300   $  29,700            --      30,000
Issuance of common stock due to
     10:1 stock split (August 1999)      945,000       9,450      (9,450)           --          --
Issuance of common stock for cash
     (December 1999)                   4,400,000      44,000     619,000                   663,000

Net loss                                      --          --          --      (620,674)   (620,674)
                                     -----------   ---------   ---------   -----------   ---------

Balance at December 31, 1999           5,450,000      54,500     639,250      (620,674)     73,076

Issuance of common stock
  for cash (January 2000)
  (unaudited)                            750,000       7,500      67,500            --      75,000
Issuance of common stock
  for payment of operating
  expenses (January 2000)              2,280,000      22,800     205,200            --     228,000
Issuance of common stock
  for cash (February)
  (unaudited)                             50,000         500       4,500            --       5,000
Issuance of common stock
  for cash (March 2000)
  (unaudited)                            220,000       2,200      19,800            --      22,000
Net loss (unaudited)                          --          --          --      (453,284)   (453,284)
                                     -----------   ---------   ---------   -----------   ---------
Balance at March 31, 2000
  (unaudited)                          8,750,000   $  87,500   $ 936,250   $(1,073,958)  $ (50,208)
                                     ===========   =========   =========   ===========   =========



See accompanying notes.

                                  eObject, Inc.
                      (A company in the development stage)

                            Statements of Cash Flows



                                                                PERIOD FROM
                                                               MARCH 31, 1999  THREE MONTHS
                                                               (INCEPTION) TO     ENDED
                                                                DECEMBER 31,   MARCH 31, 2000
                                                                    1999        (UNAUDITED)
                                                               --------------  --------------
OPERATING ACTIVITIES
Net loss                                                         $(620,674)      $(453,284)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
     Depreciation expense                                            5,295           2,324
     Amortization expense                                              188              63
     Operating expenses paid for with common stock                  30,000         228,000
     Changes in operating assets and liabilities:
       Accounts receivable other                                   (10,000)         10,000
       Other assets                                                     --          (9,731)
       Accounts payable and accruals                                84,916           6,168
       Deferred revenue                                                 --          50,000
                                                                 ---------       ---------
Net cash used in operating activities                             (510,275)       (166,460)

INVESTING ACTIVITIES
Purchases of equipment                                             (30,266)             --
                                                                 ---------       ---------
Net cash used in investing activities                              (30,266)             --

FINANCING ACTIVITIES
Proceeds from issuance of common stock and capital
  contributions                                                    663,000         102,000
                                                                 ---------       ---------
Net cash provided by financing activities                          663,000         102,000

Net increase  (decreased) in cash                                  122,459         (64,460)
Cash at beginning of period                                             --         122,459
                                                                 ---------       ---------
Cash at end of period                                            $ 122,459       $  57,999
                                                                 =========       =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Issuance of common stock in exchange for technology rights    $     750       $      --
                                                                 =========       =========


See accompanying notes.

                                  eObject, Inc.
                      (A company in the development stage)

                          Notes to Financial Statements

                                December 31, 1999



1. ORGANIZATION AND BASIS OF PRESENTATION

eObject, Inc. (the Company) is incorporated in the state of Delaware and is a provider of a Java based Business Logic Server, which provides an open and flexible means to rapidly create, deploy and manipulate personalized websites. The Company is a development-stage enterprise and has, since inception, been engaged in the research and development of its software product and raising capital to fund operations.

2.  SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies as described in the following note and elsewhere in the accompanying financial statements and notes.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation and amortization is computed by use of the straight-line method over three years.

INCOME TAXES

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                                  eObject, Inc.
                      (A company in the development stage)

                          Notes to Financial Statements

                                December 31, 1999


2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

Compensation cost associated with awards of stock or options to employees is measured using the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 is effective no later than the second fiscal quarter of the fiscal year beginning after December 15, 1999. The Company is currently analyzing the effect, if any, that the adoption of SAB 101 will have on its financial condition and results of operations.

In March 2000 the Financial Accounting Standards Board issued FASB Interpretation No. 44 (FASBI No. 44) Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25. The Interpretation, which has been adopted prospectively as of July 1, 2000, requires that stock options that have been modified to reduce the exercise price be accounted for as variable. The Company has not modified any stock options to date, therefore, FASBI No. 44 is not expected to have an impact on the Company.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following;

                                                                     MARCH 31,
                                                DECEMBER 31,           2000
                                                   1999             (UNAUDITED)
                                                -----------         -----------
Computer equipment                               $ 24,465            $ 24,465
Computer software                                   5,801               5,801
                                                 --------            --------
                                                   30,266              30,266

Less accumulated depreciation and amortization     (5,295)             (7,619)
                                                 --------            --------
                                                 $ 24,971            $ 22,647
                                                 ========            ========
                                  eObject, Inc.
                      (A company in the development stage)

                          Notes to Financial Statements

                                December 31, 1999


4. LEASES

The Company leases office facilities under a long-term lease agreement classified as an operating lease. The following is a schedule of future minimum lease payments for this lease as of December 31, 1999:

         2000                                         $  49,704
         2001                                            51,701
                                                      ---------
                                                      $ 101,405
                                                      =========

Rental expense aggregated $23,353 for fiscal 1999.

5.       STOCK OPTION PLAN

The Company's 1999 stock plan (the "Plan") adopted August 10, 1999, provides for grants of options to purchase up to 2,250,000 shares of common stock. Grants may be in the form of incentive stock options or nonqualified options. Exercise prices and vesting periods are determined by the Board on the date of grant. Options generally vest ratably over a three year period. A summary of activity in the Plan is as follows:

                                                                WEIGHTED-
                                                                AVERAGE
                                                     NUMBER     EXERCISE
                                                    OF SHARES    PRICE
                                                    ---------   ---------
     Outstanding at March 31, 1999                         --        --
     Granted                                        2,375,000   $  0.10
     Cancelled                                       (125,000)     0.10
                                                    ---------   -------
     Outstanding at December 31, 1999               2,250,000   $  0.10
                                                    =========   =======

The following table sets forth information regarding options outstanding at December 31, 1999:

                                        NUMBER CURRENTLY   WEIGHTED-AVERAGE
NUMBER OF OPTIONS      EXERCISE PRICE     EXERCISABLE       REMAINING LIFE
-----------------      --------------   ----------------   -----------------
    2,250,000          $ 0.10               445,000             8 years
                                  eObject, Inc.
                      (A company in the development stage)

                          Notes to Financial Statements

                                December 31, 1999


5. STOCK OPTION PLAN (CONTINUED)

PRO FORMA DISCLOSURE

As described in Note 2, the Company uses the intrinsic-value method to measure compensation for equity awards to employees. Had the Company used the fair-value method to measure compensation, reported net loss would have been $642,924 in 1999.

The minimum-value method was used to measure the fair value of equity awards in this disclosure. Key assumptions used to apply this pricing model were average risk-free rate of 8.94% and expected option life of eight years. The estimated fair value of awards made in 1999 was $112,500.

6. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                             December 31, 1999
     Deferred tax assets:
         Net operating loss carryforward                        $ 118,000
         Research and development credit carryforward              35,000
         Deferred start up costs                                  126,000
     Less valuation allowance for deferred tax assets            (279,000)
                                                                ---------
     Total                                                      $       0
                                                                =========

As of December 31, 1999, the Company has net operating loss carryforwards and reserach and development tax carryforwards of approximately $303,000 and $150,000, respectively, available to offset future federal and state taxable income. These carryforwards begin to expire in 2012 and may be subject to certain limitations. The valuation allowance increased by $279,000 during the period ended December 31, 1999.

                                  eObject, Inc.
                      (A company in the development stage)

                          Notes to Financial Statements

                                December 31, 1999


The Company believes that, based upon a number of factors, the available objective evidence creates sufficient uncertainty regarding the realization of the deferred tax assets such that a full valuation allowance has been recorded. The Company will continue to assess the realization of the deferred tax assets based on actual and forecasted operating results.

7. SUBSEQUENT EVENTS

Effective January 4, 2000, the Company adopted the 2000 Stock Plan (2000 Plan), which allows for option grants up to 2,000,000 million shares and annual limitations of 750,000 shares.

On April 3, 2000, the Company entered into its first software license and consulting services agreement with a customer. The license fee, which granted the customer a worldwide non-exclusive and non-transferable restricted right and license to use the Company's software, was $100,000. Payment was due upon the consummation of the agreement. The consulting services fee was for $100,000 and was due in two equal installments of $50,000 on May 8, 2000 and July 6, 2000.

On April 5, 2000, SilverStream Software, Inc. ("SilverStream") purchased all of the outstanding stock of the Company. The purchase price consists of 473,581 shares of SilverStream common stock valued at approximating $23,000,000. Under the terms of the purchase agreement, SilverStream is committed to making additional issuances of common stock and cash based upon the achievement of future goals and deliverables.

SilverStream has committed to provide sufficient support for a period of at least one year from May 25, 2000 to allow the Company to meet its financial obligations as they come due.

                SILVERSTREAM SOFTWARE, INC. UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Overview

         On April 5, 2000, SilverStream acquired the Company. The Company, which was incorporated in March 1999, provides a Java based Business Logic Server, which allows for an open and flexible means to rapidly create, deploy and manipulate personalized websites. The purchase price was approximately $23.0 million. The acquisition was completed through the issuance of approximately 473,581 shares of SilverStream's common stock. On May 26, 2000, SilverStream issued additional contingent consideration of 175,000 shares of its common stock, valued at $4.4 million, and cash of $1.0 million, as outlined in the Agreement and Plan of Merger between the parties. This contingent consideration was added to goodwill and will be amortized over the remaining life.

         The Unaudited Pro Forma Condensed Consolidated Income Statements for the year ended December 31, 1999 and for the three months ended March 31, 2000 give effect to the acquisition of the Company as if it had occurred on January 1, 1999. The Unaudited Pro Forma Condensed Consolidated Income Statements include the historical results of operations of the Company for the period from March 31, 1999 through December 31, 1999 and the three months ended March 31, 2000.

         The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of the Company as if it had occurred on March 31, 2000. The following pro forma statements and accompanying notes should be read in conjunction with the historical financial statements of SilverStream.

         The Unaudited Pro Forma Condensed Consolidated Financial Information is intended for informational purposes only and is not necessarily indicative of the future position or future results of operations of the consolidated entity after the acquisition of the Company or of the financial position or results of operations of the consolidated entity that would have actually occurred had the acquisition been effected on January 1, 1999. Since the Company had no operations prior to March 31 (Date of Inception), 1999, only pro forma information subsequent to January 1, 1999 has been provided.

SILVERSTREAM SOFTWARE, INC.
PRO FORMA BALANCE SHEET
MARCH 31, 2000


                                                                                                     PRO FORMA
                                                                      MAR. 31,                       PRO FORMA       MAR. 31,
                                                                        2000            eOBJECT     ADJUSTMENTS        2000
                                                                   -----------------------------------------------------------

Current Assets:
      Cash and cash equivalents                                     $204,582,925     $   57,999             --    $204,640,924
      Marketable securities                                           20,498,954             --             --      20,498,954
      Accounts Receivable                                             12,088,592             --             --      12,088,592
      Note Receivable                                                  2,000,000             --             --       2,000,000
      Prepaid Expenses                                                   819,893             --             --         819,893
      Other                                                                3,129             --             --           3,129
                                                                   -----------------------------------------------------------
            Total current assets                                     239,993,493         57,999             --     240,051,492
      Furniture and Fixtures, net                                      3,906,645         22,436             --       3,929,081
      Intangibles, net                                                35,738,035         10,441     23,255,677(A)   59,004,153
                                                                   -----------------------------------------------------------

            Total assets                                            $279,638,173     $   90,876   $ 23,255,677    $302,984,726
                                                                   ===========================================================


Current Liabilities:
      Accounts payable                                              $  5,057,824     $   27,837             --    $  5,085,661
      Accrued expenses                                                 7,332,811         63,247             --       7,396,058
      Deferred Revenue                                                 6,621,947         50,000             --       6,671,947
      Current portion of long-term debt                                1,115,773             --             --       1,115,773
                                                                   -----------------------------------------------------------
            Total current liabilities                                 20,128,355        141,084             --      20,269,439
      Long-term debt, less current portion                               395,833             --             --         395,833

      Common Stock                                                        19,634      1,023,750   $ (1,023,276)(B)      20,108
      APIC                                                           317,045,932             --     24,278,953(B)  341,324,885
      Deferred compensation                                           (6,868,785)            --             --      (6,868,785)
      Accumulated deficit                                            (50,770,305)    (1,073,958)            --     (51,844,263)
      Other comprehensive loss                                          (208,991)            --             --        (208,991)
      Notes receivable from stockholders                                (103,500)            --             --        (103,500)
                                                                   -----------------------------------------------------------
            Total stockholders' equity (deficit)                     259,113,985        (50,208)    23,255,677     282,319,454
                                                                   -----------------------------------------------------------

            Total liabilities and stockholders' equity (deficit)    $279,638,173    $    90,876   $ 23,255,677    $302,984,726
                                                                   ===========================================================

SEE NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SILVERSTREAM SOFTWARE, INC.
PRO FORMA STATEMENT
DECEMBER 31, 1999


                                                                                                              PRO FORMA
                                                                      DEC. 31,                                 DEC. 31,
                                                                        1999          eOBJECT  ADJUSTMENTS      1999
                                                                    ----------------------------------------------------
Revenue
      Software license                                              $13,825,676            --           --   $13,825,676
      Services                                                        9,238,731    $   10,000           --     9,248,731
                                                                    ----------------------------------------------------
           Total revenue                                             23,064,407        10,000           --    23,074,407
Cost of Revenue:
      Software license                                                1,412,175            --           --     1,412,175
      Services                                                       10,252,589            --           --    10,252,589
                                                                    ----------------------------------------------------
           Total cost of revenue                                     11,664,764            --           --    11,664,764
Gross profit (loss)                                                  11,399,643        10,000           --    11,409,643
Operating expenses:
      Sales and marketing                                            20,419,430            --           --    20,419,430
      Research and development                                        7,090,691       479,040                  7,569,731
      General and administrative                                      4,300,713       121,634                  4,422,347
      Compensation charge for issuance of stock options                 438,594        30,000           --       468,594
      Amortization of goodwill                                          384,729            --    4,651,135(C)  5,035,864
      In-process research and development charge                      1,986,659            --           --     1,986,659
                                                                    ----------------------------------------------------
           Total operating expenses                                  34,620,816       630,674    4,651,135    39,902,625
                                                                    ----------------------------------------------------
Loss from operations                                                (23,221,173)     (620,674)  (4,651,135)  (28,492,982)
Interest income                                                       1,421,743            --           --     1,421,743
Interest expense                                                       (189,863)           --           --      (189,863)
                                                                    ------------                             -----------
Net loss                                                           $(21,989,293)    $(620,674) $(4,651,135)  (27,261,102)
                                                                                     =====================

Beneficial conversion feature of Series D preferred stock              (263,158)                                (263,158)
                                                                    ------------                             -----------

Net loss applicable to common stockholders                         $(22,252,451)                            $(27,524,260)
                                                                    ===========                              ===========
Basic and diluted net loss per share applicable to common                 (2.64)                                   (3.10)
      stockholders                                                  ===========                              ===========

Weighted-average common shares used in computing basic and
      diluted net loss per share applicable to common stockholders    8,419,116                                8,892,697(D)


SEE NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

SILVERSTREAM SOFTWARE, INC.
PRO FORMA INCOME STATEMENT
MARCH 31, 2000


                                                                                                                    PRO FORMA
                                                                         MAR. 31,                                    MAR. 31,
                                                                          2000         eOBJECT    ADJUSTMENTS         2000
                                                                   ------------------------------------------------------------
Revenue:
      Software license                                                $ 7,442,308           --             --       7,442,308
      Services                                                          5,561,047           --             --       5,561,047
                                                                   ------------------------------------------------------------
           Total revenue                                               13,003,355           --             --      13,003,355
Cost of Revenue:
      Software license                                                    743,791           --             --         743,791
      Services                                                          5,111,119           --             --       5,111,119
                                                                   ------------------------------------------------------------
           Total cost of revenue                                        5,854,910           --             --       5,854,910
Gross profit (loss)                                                     7,148,445           --             --       7,148,445
Operating expenses:
      Sales and marketing                                               9,868,452           --             --       9,868,452
      Research and development                                          2,701,681    $ 166,305                      2,867,986
      General and administrative                                        2,090,166       58,979                      2,149,145
      Compensation charge for issuance of stock options                   344,574      228,000             --         572,574
      Amortization of goodwill                                          1,015,723           --      1,156,620(E)    2,172,343
                                                                   ------------------------------------------------------------
           Total operating expenses                                    16,020,595      453,284      1,156,620      17,630,499
Loss from operations                                                   (8,872,150)    (453,284)    (1,156,620)    (10,482,054)
Interest income                                                         2,279,304           --             --       2,279,304
Interest expense                                                          (16,440)          --             --         (16,440)
                                                                   ------------------------------------------------------------
Net loss                                                              $(6,609,286)   $(453,284)   $(1,156,620)   $ (8,219,190)
                                                                   ============================================================
Basic and diluted net loss per share applicable to common
      stockholders                                                    $     (0.36)                               $      (0.44)
                                                                      ===========                                ============

Weighted-average common shares used in computing basic and
      diluted net loss per share applicable to common stockholders     18,170,791                                  18,644,372(D)


SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                          SILVERSTREAM SOFTWARE, INC.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION


1.   PRO FORMA ADJUSTMENTS AND ASSUMPTIONS -- BALANCE SHEET

     The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet, assuming the acquisition occurred on March 31, 2000 are as follows:

     (A) Adjustment to record the purchase price and intangible assets of the Company are as follows:

Total purchase price for the Company ............................ $23,205,469

Add: Fair value of the Company estimated net liabilities as of
     March 31, 2000 .............................................     (50,208)
                                                                   ----------
Estimated cost in excess of fair value of net assets
     acquired (goodwill) ........................................ $23,255,677
                                                                  ===========

     SilverStream has assumed the goodwill to have an estimated useful life of 5 years. The purchase price allocation and estimated useful life of goodwill is preliminary and will be finalized upon an analysis by SilverStream of the intangible assets acquired in connection with this acquisition.

     (B) Adjustment to eliminate the equity of the Company in consolidation of $1,023,276.

2.   PRO FORMA ADJUSTMENT AND ASSUMPTIONS -- INCOME STATEMENT

     The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations, assuming the acquisition occurred on January 1, 1999, are as follows:

     (C) Adjustment to record 12 months of amortization associated with the Company's intangible assets acquired by SilverStream.

     (D)  Adjusted to reflect the 473,581 shares issued in the acquisition.

     (E) Adjustments to record 3 months of amortization associated with the Company's intangible assets acquired by SilverStream.

     For calculation of the net loss per share SilverStream has excluded shares subject to repurchase by SilverStream from the calculation of loss per share because all such securities are antidilutive for all periods presented. Shares subject to repurchase by SilverStream will be included in the computation of earnings per share when SilverStream's option to repurchase these shares expires.